UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 18, 2013

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 18, 2013, the board of directors of Wisconsin Energy Corporation named Allen L. Leverett President of the company, effective August 1, 2013. Mr. Leverett currently serves as an executive vice president of Wisconsin Energy and head of the company's power generation group, which he will continue to lead.

Mr. Leverett succeeds Gale E. Klappa as President. Mr. Klappa will continue as Chairman of the Board and Chief Executive Officer of Wisconsin Energy.

For biographical data and other information regarding Mr. Leverett, see Wisconsin Energy's Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference. In recognition of Mr. Leverett's new position, the compensation committee of Wisconsin Energy's board of directors increased his annual base salary to $750,000 and his target award under the company's short-term performance plan to 90% of base salary. Otherwise, Mr. Leverett's compensatory arrangement will remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 22, 2013	Stephen P. Dickson -- Vice President and Controller